Exhibit 99.1

Dragonfly Energy Reports First Quarter 2025 Results

First Quarter Net Sales and Adjusted EBITDA Above Guidance

OEM Net Sales Increased 11% Year-Over-Year

Corporate Optimization Program Enhances Operational Efficiencies

Guides to Second Quarter Net Sales of Approximately $14.8 Million

First Quarter 2025 Financial Highlights

(All comparisons made are against the prior-year period)

●	Net sales were $13.4 million, compared to $12.5 million, up 6.8%.

●	OEM net sales were $8.1 million, compared to $7.3 million, up 10.8%.

●	Gross Margin was 29.4%, compared to 24.4%, up 500 basis points.

●	Net Loss was $(6.8) million, compared to $(10.4) million.

●	Adjusted EBITDA was $(3.6) million, compared to $(5.2) million.

RENO, NEVADA (May 15, 2025) — Dragonfly Energy Holdings Corp. (“Dragonfly Energy” or the “Company”) (Nasdaq: DFLI), an industry leader in energy storage and battery technology, today reported its financial and operational results for the first quarter ended March 31, 2025.

“We are pleased to report a second consecutive quarter of year-over-year revenue growth, driven by demand from OEM customers, demonstrating the strength of our long-term partnerships, proprietary product offerings and compelling value propositions,” commented Dr. Denis Phares, Chief Executive Officer. “While the RV market continues to navigate headwinds, we are seeing encouraging customer adoption trends, along with continued penetration of the large heavy duty trucking market.”

“During the first quarter of 2025, we continued to implement our corporate optimization initiative, prioritizing product development to drive near term revenue and profit. For instance, this strategic shift is accelerating our development of purpose-built solutions for the trucking and industrial markets, resulting in the recent launch of our Battle Born DualFlow Power Pack, a practical, cost-effective hybrid electrification solution for the trucking industry.”

“We have also focused on optimizing our manufacturing efficiency and throughput, enabling us to increase our production capacity without the need for increased headcount,” continued Dr. Phares. “We believe these operational improvements, together with the capital raise completed in February 2025, provide the foundation for our path to revenue growth and profitability.”

First Quarter 2025 Financial and Operating Results

(All financial result comparisons made are against the prior-year period unless otherwise noted)

Net Sales by Customer Type

(in thousands)

	Fiscal Quarter Ended
	March 31, 2025	March 31, 2024	Change (YoY)
OEM	$8,091	$7,302	10.8%
DTC	$5,015	$5,203	-3.6%
Licensing Fee	$250	N/A	N/A
Net Sales	$13,356	$12,505	6.8%

Net Sales increased 6.8% to $13.4 million. OEM net sales grew 10.8% to $8.1 million, driven by increased adoption on new models by existing customers. DTC net sales were $5.0 million compared to $5.2 million, reflecting ongoing macroeconomic pressures.

Gross Profit increased 28.7% to $3.9 million. Gross Margin was 29.4%, up 500 basis points from 24.4%, due to higher volume. Operating Expenses were $9.8 million, compared to $8.9 million. The increase was primarily due to one-time expenses related to patent litigation and the capital raise completed in February 2025.

The Company reported a Net Loss of $(6.8) million, or $(0.93) per diluted share, compared to Net Loss of $(10.4) million or $(1.55) per diluted share. Adjusted EBITDA excluding stock-based compensation, changes in the fair market value of our warrants, and other one-time expenses, was $(3.6) million, compared to $(5.2) million.

Summary and Outlook

“Looking ahead, we believe Dragonfly Energy’s growing U.S.-based production capabilities—including direct control over final assembly—along with our strategic onshoring of select components, will help strengthen our competitive position in today’s volatile tariff environment. In parallel, we are taking steps to mitigate tariff-related impacts by negotiating favorable terms with suppliers and working closely with key customers regarding potential price adjustments. We remain optimistic in our ability to navigate the current macro environment while continuing to execute on our growth initiatives.”

“For the second quarter we anticipate net sales of $14.8 million, representing year-over-year growth of approximately 12%. Our strategic priorities for the year remain focused on driving value through product innovation, revenue diversification, and prudent cost management” Dr. Phares concluded.

Q2 2025 Guidance

●	Net Sales of approximately $14.8 million

●	Adjusted EBITDA of approximately $(3.5) million

Webcast Information

The Dragonfly Energy management team will host a conference call to discuss its first quarter 2025 financial and operational this afternoon, May 15, 2025, at 4:30PM Eastern Time. The call can be accessed live via webcast by clicking here, or through the Events and Presentations page within the Investor Relations section of Dragonfly Energy’s website at https://investors.dragonflyenergy.com/events-and-presentations/default.aspx. The call can also be accessed live via telephone by dialing (646) 564-2877, toll-free in North America (800) 549-8228, or for international callers +1 (289) 819-1520, and referencing conference ID: 76172. Please log in to the webcast or dial in to the call at least 10 minutes prior to the start of the event.

An archive of the webcast will be available for a period of time shortly after the call on the Events and Presentations page on the Investor Relations section of Dragonfly Energy’s website, along with the earnings press release.

About Dragonfly Energy

Dragonfly Energy Holdings Corp. (Nasdaq: DFLI) is a comprehensive lithium battery technology company, specializing in cell manufacturing, battery pack assembly, and full system integration. Through its renowned Battle Born Batteries® brand, Dragonfly Energy has established itself as a frontrunner in the lithium battery industry, with hundreds of thousands of reliable battery packs deployed in the field through top-tier OEMs and a diverse retail customer base. At the forefront of domestic lithium battery cell production, Dragonfly Energy’s patented dry electrode manufacturing process can deliver chemistry-agnostic power solutions for a broad spectrum of applications, including energy storage systems, electric vehicles, and consumer electronics. The Company’s overarching mission is the future deployment of its proprietary, nonflammable, all-solid-state battery cells.

To learn more about Dragonfly Energy and its commitment to clean energy advancements, visit https://investors.dragonflyenergy.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding the Company’s guidance for 2025, results of operations and financial position, planned products and services, business strategy and plans, market size and growth opportunities, competitive position and technological and market trends. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions.

These forward-looking statements are subject to risks, uncertainties, and other factors (some of which are beyond the Company’s control) which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to: improved recovery in the Company’s core markets, including the RV market; the Company’s ability to successfully increase market penetration into target markets; the Company’s ability to penetrate the heavy-duty trucking and other new markets; the growth of the addressable markets that the Company intends to target; the Company’s ability to retain members of its senior management team and other key personnel; the Company’s ability to maintain relationships with key suppliers including suppliers in China; the Company’s ability to maintain relationships with key customers; the Company’s ability to access capital as and when needed under its $150 million ChEF Equity Facility; the Company’s ability to protect its patents and other intellectual property; the Company’s ability to successfully utilize its patented dry electrode battery manufacturing process and optimize solid state cells as well as to produce commercially viable solid state cells in a timely manner or at all, and to scale to mass production; the Company’s ability to timely achieve the anticipated benefits of its licensing arrangement with Stryten Energy LLC; the Company’s ability to achieve the anticipated benefits of its customer arrangements with THOR Industries and THOR Industries’ affiliated brands (including Keystone RV Company); the Company’s ability to maintain the listing of its common stock and public warrants on the Nasdaq Capital Market; the Russian/Ukrainian conflict; the Company’s ability to generate revenue from future product sales and its ability to achieve and maintain profitability; and the Company’s ability to compete with other manufacturers in the industry and its ability to engage target customers and successfully convert these customers into meaningful orders in the future. These and other risks and uncertainties are described more fully in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 to be filed with the SEC and in the Company’s subsequent filings with the SEC available at www.sec.gov.

If any of these risks materialize or any of the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. All forward-looking statements contained in this press release speak only as of the date they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Financial Tables

Dragonfly Energy Holdings Corp.

Unaudited Condensed Consolidated Balance Sheets

(U.S. Dollars in thousands, except share and per share data)

	As of
	March 31, 2025	December 31, 2024
Current Assets
Cash and cash equivalents	$2,803	$4,849
Accounts receivable, net of allowance for credit losses	4,228	2,416
Inventory	21,728	21,716
Prepaid expenses	932	806
Prepaid inventory	2,031	1,362
Prepaid income tax	311	307
Assets held of sale	644	644
Other current assets	771	825
Total Current Assets	33,448	32,925
Property and Equipment
Property and Equipment, Net	21,252	22,107
Operating lease right of use asset	19,079	19,737
Other assets	445	445
Total Assets	$74,224	$75,214

Current Liabilities
Accounts payable	$13,012	$10,716
Accrued payroll and other liabilities	4,438	4,129
Accrued tariffs	1,945	1,915
Accrued settlement, current portion	750	750
Customer deposits	137	317
Deferred revenue, current portion	1,000	1,000
Uncertain tax position liability	55	55
Operating lease liability, current portion	2,985	2,926
Financing lease liability, current portion	48	47
Total Current Liabilities	24,370	21,855
Long-Term Liabilities
Deferred revenue, net of current portion	3,333	3,583
Warrant liabilities	2,011	5,133
Accrued settlement, net of current portion	1,750	1,750
Notes payable, net of debt issuance costs	33,624	29,646
Operating lease liability, net of current portion	21,823	22,588
Financing lease liability, net of current portion	51	63
Total Long-Term Liabilities	62,592	62,763
Total Liabilities	86,962	84,618
Commitments and Contingencies (See Note 5)
Series A Preferred stock
Preferred stock-Series A 5,000 shares at $0.0001 par value, authorized,
320 and 0 shares issued and outstanding as of March 31, 2025 and
December 31, 2024, respectively	2,907	-
Stockholders’ (Deficit) Equity
Preferred stock, 4,995,000 shares at $0.0001 par value, authorized, no shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively
Common stock, 250,000,000 shares at $0.0001 par value, authorized, 7,589,642 and 6,695,587 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively
	-	-
	1	1
Additional paid in capital	73,305	72,749
Accumulated deficit	(88,951)	(82,154)
Total Stockholders’ (Deficit)	(15,645)	(9,404)
Total Liabilities, Series A Preferred Stock and Stockholders’ Deficit	$74,224	$75,214

Dragonfly Energy Holdings Corp.

Unaudited Condensed Interim Consolidated Statement of Operations

(U.S. Dollar in Thousands, except share and per share data)

	Three Months Ended
	March 31,	March 31,
	2025	2024

Net Sales	$13,356	$12,505

Cost of Goods Sold	9,428	9,454

Gross Profit	3,928	3,051

Operating Expenses
Research and development	1,000	1,333
General and administrative	6,357	4,813
Selling and marketing	2,485	2,744

Total Operating Expenses	9,842	8,890

Loss From Operations	(5,914)	(5,839)

Other Income (Expense)
Interest expense	(4,701)	(4,760)
Other Expense	-	(4)
Change in fair market value of warrant liability	3,818	236
Total Other Expense	(883)	(4,528)

Net Loss Before Taxes	(6,797)	(10,367)

Income Tax (Benefit) Expense	-	-

Net Loss	$(6,797)	$(10,367)

Net (Loss) Gain Per Share- Basic & Diluted	$(0.93)	$(1.55)
Weighted Average Number of Shares- Basic & Diluted	7,327,620	6,695,587

Dragonfly Energy Holdings Corp.

Unaudited Condensed Consolidated Statement of Cash Flows

Three Months Ended

(U.S. in thousands)

	March 31,	March 31,
	2025	2024
Cash flows from Operating Activities
Net Loss	$(6,797)	$(10,367)
Adjustments to Reconcile Net Loss to Net Cash
Used in Operating Activities
Stock based compensation	220	266
Amortization of debt discount	1,095	894
Change in fair market value of warrant liability	(3,818)	(236)
Non-cash interest expense (paid-in-kind)	3,579	1,260
Provision for credit losses	103	47
Depreciation and amortization	859	332
Amortization of right of use assets	658	422
Changes in Assets and Liabilities
Accounts receivable	(1,915)	(655)
Inventories	(12)	5,200
Prepaid expenses	(126)	(71)
Prepaid inventory	(669)	(87)
Other current assets	54	(591)
Income taxes payable	(4)	174
Accounts payable and accrued expenses	3,379	81
Operating Lease Liability	(717)	(181)
Accrued tariffs	30	87
Deferred revenue	(250)	-
Customer deposits	(180)	30
Total Adjustments	2,286	6,972
Net Cash Used in Operating Activities	(4,511)	(3,395)

Cash Flows From Investing Activities
Proceeds from disposal of property and equipment		-
Purchase of property and equipment	(778)	(817)
Net Cash Used in Investing Activities	(778)	(817)

Cash Flows From Financing Activities
Proceeds from public offering	63	-
Payment of public offering costs	3,180	-
Proceeds from note payable, related party	-	2,700
Repayment of note payable, related party	-	(2,700)
Net Cash Provided by Financing Activities	3,243	-

Net Decrease in Cash and cash equivalents	(2,046)	(4,212)
Cash and cash equivalents - beginning of period	4,849	12,713
Cash and cash equivalents - end of period	$2,803	$8,501

Supplemental Disclosures of Cash Flow Information:
Cash paid for income taxes	2	-
Cash paid for interest	$1	$2,390
Supplemental Non-Cash Items
Purchases of property and equipment, not yet paid	$929	$412
Recognition of right of use asset obtained in exchange for operating lease liability	$-	$21,095
Conversion of preferred stock to common stock	$273	$-
Recognition of warrant liability - Investor Warrants	$696	$-

Dragonfly Energy Holdings Corp.

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

(U.S. Dollars in Thousands)

	Three Months Ended
	March 31,	March 31,
	2025	2024
EBITDA Calculation
Net (Loss) Income Before Taxes	$(6,797)	$(10,367)
Interest Expense	4,701	4,760
Taxes	-	-
Depreciation and Amortization	859	332
EBITDA	$(1,237)	$(5,275)

Adjustments to EBITDA
Stock Based Compensation	220	266
Preferred Stock Financing expenses	631	-
Litigation Fees and Loss on Settlement	543	-
Reverse Stock Split	15	-
Change in fair market value of warrant liability	(3,818)	(236)
Adjusted EBITDA	$(3,645)	$(5,245)

Investor Relations:

Eric Prouty

Szymon Serowiecki

AdvisIRy Partners

DragonflyIR@advisiry.com